EXHIBIT 99.1

Perrigo Reports Third Quarter Fiscal Year 2022 Financial Results From Continuing Operations

Highlights:

•Perrigo achieved third quarter net sales of $1.1 billion, an increase of 5.5%, or 12.3% excluding the impact of currency translation, versus the prior year quarter. Year-to-date net sales increased 8.7%, or 14.0% excluding the impact of currency translation, versus the prior year period.

•Organic(1) net sales increased 7.7% in the third quarter and 11.4% year-to-date compared to the prior year periods.
•Third quarter reported gross margin was 33.0%. Third quarter adjusted gross margin was 36.5%, an increase of 210 basis points compared to the prior year quarter, or flat compared to the second quarter of 2022.

•Perrigo gained market share in both business segments during the quarter versus the prior year period.

•Reported operating income was $33 million in the quarter compared to $438 million in the prior year and $48 million year-to-date compared to $364 million in the prior year. The reported decrease was due primarily to $418 million related to the Omega arbitration award received in the prior year. Adjusted operating income was $133 million, an increase of 19.2%, or 32.2% excluding the impact of currency translation. Year-to-date adjusted operating income was $336 million, down 3.3%, or up 5.9% excluding the impact of currency translation.

•Third quarter reported net earnings (loss) per diluted share ("EPS") was a loss of ($0.39), as compared to a loss of ($0.40) in the prior year quarter. Year-to-date reported EPS was a loss of ($0.88), as compared to a loss of ($1.22) in the prior year period.

•Third quarter adjusted diluted EPS was $0.56, an increase of 24.4% compared to the prior year quarter. Third quarter constant currency adjusted diluted EPS was $0.65, an increase of 44.4% compared to the prior year quarter. Year-to-date adjusted diluted EPS was $1.32, as compared to $1.45 in the prior year period. Year-to-date constant currency adjusted diluted EPS was $1.50.

•Company reiterates fiscal 2022 organic net sales growth range outlook of 9.0%-10.0% and fiscal 2022 total net sales growth range outlook of 8.5%-9.5% versus the prior year.

•Company updates fiscal 2022 adjusted EPS range outlook to $2.00-$2.10 from $2.25-$2.35, as lower sales volumes in CSCA and $0.10 from the worsening impact of currency translation are expected to more than offset solid year-to-date performance in the international business and accretion from the purchase of the Gateway plant in the U.S. The Company now expects to achieve a constant currency adjusted diluted EPS range outlook of $2.25-$2.35.

(1) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions and divestitures and the impact of currency.

(2) In addition to other non-GAAP adjustments as described in the attached appendix, adjusted profit measures, including adjusted EPS and adjusted operating income, exclude from Q1 and Q2 2021 certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs are either covered by the transition services agreement or have been eliminated following closing. We do not believe such operational costs are representative of the future expenses of our continuing operations. See attached appendix for additional details.

Dublin, Ireland - November 8, 2022 - Perrigo Company plc (NYSE: PRGO) (“Perrigo” or the “Company”), a leading provider of Consumer Self-Care Products, today announced financial results for the third quarter ended October 1, 2022. All comparisons are against the prior year fiscal third quarter, unless otherwise noted.

President and CEO, Murray S. Kessler commented, “Perrigo third quarter results were strong. Net sales, adjusted gross margin, adjusted operating income and adjusted diluted EPS grew substantially compared to prior year in the face of continued macro-economic headwinds. We gained market share globally, including increases across every segment as store brands continued to gain share from national brands. Although revenue growth in the quarter was robust, it was below our estimates due to unfavorable currency translation, labor shortages effecting supply and slower category growth rates."

Kessler continued, “Importantly, business fundamentals are strong, the labor issue has improved and we just announced the first major step in our Supply Chain Reinvention Program through the infant formula investment. These, along with other margin enhancement programs being implemented, including further strategic pricing initiatives, will enable Perrigo to deliver outsized growth in 2023."

Kessler concluded, “Going forward, our focus is on execution. Successful integration of HRA, achievement of HRA synergies, integration of the Gateway plant, implementation of supply chain initiatives and reducing leverage as planned will position Perrigo to achieve strong top and bottom line growth for years to come."

Refer to Tables I - VI at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Third Quarter 2022 Perrigo Results from Continuing Operations

Third Quarter 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Net Acquisitions & Divestitures Adjustment	Foreign Exchange Adjustment	Organic Net Sales
CSCA	4.0%	3.3%	—%	7.3%
CSCI	8.4%	(20.3)%	20.2%	8.3%
Total Perrigo	5.5%	(4.5)%	6.7%	7.7%

Reported net sales increased 5.5%, constant currency net sales increased 12.3% and organic net sales increased 7.7%. Reported net sales were driven by 1) $81 million in constant currency net sales from the acquisition of HRA, 2) $55 million in strategic pricing actions across both Consumer Self-Care segments, 3) U.S. store brand share gains versus national brands and store brand competitors, and growing share in the E.U. marketplace, and 4) an increase of $25 million in cough/cold-related product sales3 that primarily benefited the Upper Respiratory category. These drivers also benefited from e-commerce growth and new product sales. This growth was partially offset by 1) the impact of unfavorable currency translation of $70 million, 2) $31 million from the divested Latin American businesses and ScarAway® brand, and 3) lower net sales in certain categories, particularly in the CSCI Healthy Lifestyles category.
Third quarter reported operating income was $33 million, compared to operating income of $438 million in the prior year period. This decrease was due primarily to $418 million related to the Omega arbitration award received in the prior year. Adjusted operating income grew $21 million, or 19.2%, to $133 million. Constant currency adjusted operating income increased 32.2% driven by 1) higher gross profit flow-through resulting from strategic price increases, higher sales volumes and the addition of HRA, and 2) the absence of two product recalls that occurred in the prior year. These increases were partially offset by 1) a $36 million impact from inflation, including higher freight & distribution expenses, 2) higher operating expenses, driven primarily by the addition of HRA, and 3) divested businesses.

Reported net loss was $52 million, or ($0.39) per diluted share, compared to reported net loss of $54 million, or ($0.40) per diluted share, in the prior year period. Excluding certain charges as outlined in Table I, third quarter 2022 adjusted net income was $76 million, or $0.56 per diluted share, compared to $61 million, or $0.45 per diluted share, in the prior year. Constant currency EPS for the quarter was $0.65.

(3) Cough/cold-related net sales includes the cough/cold sub-category within Upper Respiratory and the Pain and Sleep Aids category.

Third Quarter 2022 Business Segment Results from Continuing Operations

Consumer Self-Care Americas Segment

Third Quarter 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Net Acquisitions & Divestitures Adjustment	Foreign Exchange Adjustment	Organic Net Sales
CSCA	4.0%	3.3%	—%	7.3%

CSCA reported net sales of $722 million increased 4.0%, and organic net sales increased 7.3%. Net sales growth was driven by strategic price increases, U.S. store brand share gains versus national brands and store brand competitors, and new product launches. Primary category drivers are provided below.

Upper Respiratory
Net sales of $132 million increased 8.4% due primarily to share gains from national brands and store brand competitors in cough/cold and allergy, and the new launch of Nasonex®24HR. This growth was partially offset by an unfavorable 4.8 percentage points from the divested Latin American businesses.

Nutrition
Net sales of $124 million increased 18.1% due primarily to store brand share gains in infant formula, due in part to a national brand recall, as well as third-party contract sales. Oral electrolytes also contributed positively to sales in the quarter.

Digestive Health
Net sales of $120 million increased 8.1% due primarily to increased manufacturing capacity and demand for Polyethylene Glycol 3350, and new products, including Omeprazole Cool Mint. Growth in the category was partially offset by an unfavorable 2.2 percentage points from the divested Latin American businesses.

Pain & Sleep-Aids
Net sales of $104 million decreased 4.1% due primarily to the unfavorable impact of 7.7 percentage points from the divested Latin American businesses, partially offset by higher demand for children's analgesics products.

Oral Care
Net sales of $84 million increased 9.0% due primarily to Plackers® and REACH®, in addition to growth in store brand offerings, primarily manual toothbrushes.

Healthy Lifestyle
Net sales of $74 million increased 2.4% due primarily to increased distribution of store brand smoking cessation products, partially offset by the discontinuation of diabetes products.

Skin Care
Net sales of $49 million increased 5.4% due primarily to the addition of HRA brands, including Mederma® and Compeed®, partially offset by the unfavorable impact of 3.0 percentage points from the divested Latin American businesses and ScarAway® brand, and discontinued products.

Women's Health
Net sales of $12 million increased 19.2% due primarily to the addition of HRA brands, including ella®.
Vitamins, Minerals, and Supplements ("VMS") and Other
Net sales of $23 million decreased 44.8% due primarily to the unfavorable impact of 17.0 percentage points from the divested Latin American businesses.

Reported operating income was $75 million compared to operating income of $90 million in the prior year quarter. Adjusted operating income decreased $1 million to $104 million due primarily to 1) a $31 million impact from inflation, including higher freight & distribution expenses, 2) higher operating expenses primarily related to the inclusion of HRA, 3) lower profitability of contract sales to the divested Rx business, and 4) the impact of divested businesses. These factors were offset by higher gross profit flow-through resulting from net sales growth and the addition of HRA.

Consumer Self-Care International Segment

Third Quarter 2022 Net Sales Change Compared to Prior Year
	Reported Net Sales	Net Acquisitions & Divestitures Adjustment	Foreign Exchange Adjustment	Organic Net Sales
CSCI	8.4%	(20.3)%	20.2%	8.3%

CSCI reported net sales increased 8.4%, constant currency net sales increased 28.6% and organic net sales increased 8.3%. Organic net sales growth was driven by strategic price increases and higher sales volumes led by new product launches. Primary category drivers are provided below.

Skin Care
Net sales of $132 million increased 15.9%, or 37.2% excluding the impact of currency, driven primarily by the addition of HRA brands, including Compeed®, strategically priced new products in the Sebamed and ACO skincare lines, and higher net sales of anti-parasite offerings that are outpacing strong category growth.

Upper Respiratory
Net sales of $63 million increased 20.8%, or 43.8% excluding the impact of currency, led by strong demand for cough/cold products, including Bronchostop, Bronchonolo, Coldrex and U.K. store brands.

VMS
Net sales of $46 million decreased 15.9%, or 0.2% excluding the impact of currency, due primarily to lower overall category consumption and lower sales of the nutraceutical products including Granufink and Zaffranax were mostly offset by the restocking of the Abtei brand in Germany following the third quarter 2021 recall of certain batches.

Women's Health
Net sales of $30 million increased 123.1%, or 163.4% excluding the impact of currency, due primarily to the addition of HRA brands, including ellaOne® and NorLevo®.

Pain & Sleep-Aids
Net sales of $29 million decreased 13.9%, or an increase of 2.4% excluding the impact of currency, due primarily to higher demand for Solpadeine, a paracetamol-based analgesics product.

Healthy Lifestyle
Net sales of $25 million decreased 32.6%, or 19.9% excluding the impact of currency, due primarily to lower category consumption in weight management and smoking cessation, impacting XLS Medical and NiQuitin, respectively.

Digestive Health, Oral Care and Other
Net sales of $53 million increased 21.5%, or 44.2% excluding the impact of currency, due primarily to the addition of the HRA Rare Diseases portfolio in the Other category.

Reported operating income was $1 million for the quarter compared to $4 million in the prior year. Adjusted operating income increased $17 million, or 36.5%, to $62 million. Constant currency adjusted operating income grew 66.8%, driven by 1) higher gross profit flow-through resulting from higher net sales growth and the addition of HRA, and 2) improved manufacturing productivity. This growth was partially offset by inflation and higher operating expenses, primarily driven by the inclusion of HRA.

Fiscal 2022 Outlook

The Company reiterates its fiscal 2022 organic net sales growth range outlook of 9.0%-10.0% versus the prior year. The Company also reiterates its fiscal 2022 total net sales growth range outlook of 8.5%-9.5%, as expected accretion from the Gateway plant, along with the U.S. and Canadian rights to the Good Start® infant formula brand, are expected to offset the worsening impact of currency translation. If foreign currency exchange rates hold near current levels, we now expect net sales in the full year to be unfavorably impacted by 5%-6%.

The Company is updating its fiscal 2022 adjusted EPS range outlook to $2.00-$2.10 from $2.25-$2.35, as solid year-to-date performance in CSCI and accretion from the purchase of the Gateway plant, along with the U.S. and Canadian rights to the Good Start® infant formula brand, are expected to be more than offset by lower sales volumes in CSCA, and $0.10 from the worsening impact of currency translation. If foreign currency exchange rates hold near current levels, we now expect adjusted diluted EPS in the full year to be unfavorably impacted by approximately $0.25. The Company now expects to achieve a constant currency adjusted diluted EPS range outlook of $2.25-$2.35.

The Company cannot reconcile its organic net sales growth to reported net sales or its expected adjusted diluted EPS or constant currency adjusted EPS to diluted EPS under "Fiscal 2022 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include taxes, interest costs that would occur if the Company issued debt, and costs to acquire and or sell a business if the Company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

About Perrigo

Perrigo Company plc (NYSE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The conference call will be available live on Tuesday November, 8, 2022 at 8:30 A.M. (EST) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 8518983 . A taped replay of the call will be available beginning at approximately 12:00 P.M. (EST) Tuesday, November 8, until midnight Tuesday, November 15, 2022. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 7261267.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the coronavirus (COVID-19) pandemic and its variants; supply chain impacts on the Company’s business; general economic, credit, and market conditions; the impact of the war in Ukraine and any escalation thereof, including the effects of economic and political sanctions imposed by the United States, United Kingdom, European Union, and other countries related thereto; the outbreak or escalation of conflict in other regions where we do business; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; uncertainty regarding the timing of, and the Company’s ability to obtain and maintain, certain regulatory approvals, including the sale of daily over-the-counter oral contraceptives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and/or changes in healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from the sale of its Rx business and the risk that potential costs or liabilities incurred or retained in connection with the transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the Company’s ability to achieve the benefits expected from the acquisition of HRA Pharma and the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the acquisition; risks associated with the integration of HRA Pharma, including the risk that growth rates are adversely affected by any delay in the integration of sales and distribution networks; the consummation and success of other announced and unannounced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and other strategic initiatives and investments, including the Company’s ability to achieve the expected benefits from its supply chain reinvention program. An adverse result with respect to the Company’s appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. There can be no assurance that the FDA will approve the sale of daily oral contraceptives without a prescription in the United States. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2021, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, divested businesses, and the impact of currency,
•adjusted gross profit,
•adjusted net income,
•adjusted diluted earnings per share,
•constant currency adjusted diluted earnings per share,
•adjusted gross margin, and
•adjusted operating margin.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, constant currency adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. As noted, for the first quarter of 2021, these adjusted profit measures exclude certain stranded costs, such as those related to corporate and shared service functions related to the RX business. Under GAAP, these stranded costs are reported within continuing operations, but were previously allocated to the RX business. We exclude these costs from all adjusted profit measures, as we do not believe they are representative of the future run-rate of expenses of our continuing operations. The Company also discloses net sales growth excluding the impact of currency on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past and present underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Senior Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales	$1,100.2	$1,042.7	$3,296.3	$3,033.8
Cost of sales	737.3	706.3	2,223.5	1,980.0
Gross profit	362.9	336.4	1,072.8	1,053.8

Operating expenses
Distribution	30.6	23.3	84.5	69.0
Research and development	29.8	27.6	90.5	91.7
Selling	144.5	129.7	431.0	405.0
Administration	105.9	130.6	386.0	368.1
Impairment charges	—	3.5	—	162.1
Restructuring	19.1	1.0	32.2	11.8
Other operating expense (income), net	(0.1)	(417.6)	0.7	(417.6)
Total operating expenses	329.8	(101.9)	1,024.9	690.1

Operating income (loss)	33.1	438.3	47.9	363.7

Interest expense, net	41.0	30.9	115.1	94.5
Other (income) expense, net	(4.0)	18.5	48.7	20.4
Loss on extinguishment of debt	(0.4)	—	8.9	—
Income (loss) from continuing operations before income taxes	(3.5)	388.9	(124.8)	248.8
Income tax expense (benefit)	48.6	442.8	(6.6)	411.8
Income (loss) from continuing operations	(52.1)	(53.9)	(118.2)	(163.0)
Income (loss) from discontinued operations, net of tax	2.7	(5.0)	1.3	84.5
Net income (loss)	$(49.4)	$(58.9)	$(116.9)	$(78.5)

Earnings (loss) per share
Basic
Continuing operations	$(0.39)	$(0.40)	$(0.88)	$(1.22)
Discontinued operations	0.02	(0.04)	0.01	0.63
Basic earnings (loss) per share	$(0.37)	$(0.44)	$(0.87)	$(0.59)
Diluted
Continuing operations	$(0.39)	$(0.40)	$(0.88)	$(1.22)
Discontinued operations	0.02	(0.04)	0.01	0.63
Diluted earnings (loss) per share	$(0.37)	$(0.44)	$(0.87)	$(0.59)

Weighted-average shares outstanding
Basic	134.6	133.8	134.4	133.5
Diluted	134.6	133.8	134.4	133.5

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	October 1, 2022	December 31, 2021
Assets
Cash and cash equivalents	$468.7	$1,864.9
Accounts receivable, net of allowance for credit losses of $6.9 and $7.2, respectively	707.7	652.9
Inventories	1,085.2	1,020.2
Prepaid expenses and other current assets	321.7	305.8
Current assets held for sale	—	16.1
Total current assets	2,583.3	3,859.9
Property, plant and equipment, net	839.9	864.1
Operating lease assets	209.8	166.9
Goodwill and indefinite-lived intangible assets	3,492.4	3,004.7
Definite-lived intangible assets, net	3,002.9	2,146.1
Deferred income taxes	7.7	6.5
Other non-current assets	541.5	377.5
Total non-current assets	8,094.2	6,565.8
Total assets	$10,677.5	$10,425.7
Liabilities and Shareholders’ Equity
Accounts payable	$461.4	$411.2
Payroll and related taxes	118.1	118.5
Accrued customer programs	137.2	125.6
Other accrued liabilities	242.7	279.4
Accrued income taxes	22.1	16.5
Current indebtedness	33.5	603.8
Current liabilities held for sale	—	32.9
Total current liabilities	1,015.0	1,587.9
Long-term debt, less current portion	4,077.5	2,916.7
Deferred income taxes	409.1	239.3
Other non-current liabilities	573.2	530.1
Total non-current liabilities	5,059.8	3,686.1
Total liabilities	6,074.8	5,274.0
Contingencies - Refer to Note 15
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	6,963.7	7,043.2
Accumulated other comprehensive income	(317.1)	35.5
Retained earnings (accumulated deficit)	(2,043.9)	(1,927.0)
Total shareholders’ equity	4,602.7	5,151.7
Total liabilities and shareholders' equity	$10,677.5	$10,425.7

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	134.6	133.8

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	October 1, 2022	October 2, 2021
Cash Flows From (For) Operating Activities
Net income (loss)	$(116.9)	$(78.5)
Adjustments to derive cash flows:
Depreciation and amortization	241.5	238.8
Share-based compensation	46.7	50.2
Foreign currency remeasurement loss	39.4	—
Restructuring charges	32.2	11.8
Loss on sale of business	1.4	(63.9)
Impairment charges	—	162.1
(Gain) on sale of assets	(5.8)	—
Deferred income taxes	(19.6)	(24.0)
Amortization of debt premium	(2.8)	(2.7)
Other non-cash adjustments, net	3.4	9.2
Subtotal	219.5	303.0
Increase (decrease) in cash due to:
Accounts receivable	(38.6)	(182.3)
Inventories	(78.8)	(70.2)
Prepaid expenses	6.7	(1.8)
Accounts payable	46.1	(10.4)
Payroll and related taxes	(40.5)	(60.6)
Accrued customer programs	15.7	13.4
Accrued liabilities	19.0	(5.8)
Accrued income taxes	(50.1)	313.2
Other, net	22.4	(36.8)
Subtotal	(98.1)	(41.3)
Net cash from (for) operating activities	121.4	261.7
Cash Flows From (For) Investing Activities
Acquisitions of businesses, net of cash acquired	(1,901.4)	—
Additions to property, plant and equipment	(70.0)	(110.4)
Settlement of acquisition-related foreign currency derivatives	(37.1)	—
Asset acquisitions	(10.3)	(70.6)
Net proceeds from sale of businesses	58.7	1,493.1
Proceeds from sale of assets	24.8	—
Proceeds from royalty rights	2.7	2.8
Other investing, net	—	2.8
Net cash from (for) investing activities	(1,932.6)	1,317.7
Cash Flows From (For) Financing Activities
Issuances of long-term debt	1,587.3	—
Payments on long-term debt	(958.9)	—
Borrowings (repayments) of revolving credit agreements and other financing, net	(5.9)	(5.8)
Payments for debt issuance costs	(20.9)	—
Premiums on early debt retirement	(12.2)	—
Proceeds on seller-financed disposal	4.3	—
Cash dividends	(107.0)	(97.8)
Other financing, net	(22.6)	(17.1)
Net cash from (for) financing activities	464.1	(120.7)
Effect of exchange rate changes on cash and cash equivalents	(63.5)	(12.0)
Net increase (decrease) in cash and cash equivalents	(1,410.6)	1,446.7
Cash and cash equivalents of continuing operations, beginning of period	1,864.9	631.5
Cash and cash equivalents held for sale, beginning of period	14.4	10.0
Less cash and cash equivalents held for sale, end of period	—	(10.1)
Cash and cash equivalents of continuing operations, end of period	$468.7	$2,078.1

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended October 1, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense	Income (Loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$1,100.2	$362.9	$29.8	$281.0	$19.0	$33.1	$36.6	$48.6	$(52.1)	$(0.39)
As a % of reported net sales		33.0%	2.7%	25.5%	1.7%	3.0%	3.3%	4.4%	(4.7)%
Effective tax rate								n/m
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		34.6	(0.6)	(33.0)	—	68.2	(0.5)	—	68.7	0.50
Restructuring charges and other termination benefits		—	—	(0.4)	(19.1)	19.5	—	—	19.5	0.15
Acquisition and integration-related charges and contingent consideration adjustments		3.7	—	(7.8)	—	11.5	—	—	11.5	0.08
Unusual litigation		—	—	(0.8)	—	0.8	—	—	0.8	0.01
(Gain) loss on divestitures and investment securities		—	—	—	0.1	(0.1)	(0.1)	—	—	—
Loss on early debt extinguishment		—	—	—	—	—	0.3	—	(0.3)	—
Non-GAAP tax adjustments**		—	—	—	—	—	—	(27.5)	27.5	0.21
Adjusted		$401.2	$29.2	$239.0	$—	$133.0	$36.3	$21.1	$75.6	$0.56
As a % of reported net sales		36.5%	2.7%	21.7%		12.1%	3.3%	1.9%	6.9%
Adjusted effective tax rate								21.8%

			Diluted weighted average shares outstanding (in millions)
			Reported							134.6
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.6
			Adjusted							136.2
n/m = not meaningful
*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to $28.6 million tax benefit related to pre-tax non-GAAP adjustments and the effect of the interim tax accounting requirements in ASC 740, Income Taxes, plus the removal of $1.5 million of tax benefit for nonrecurring legal entity restructuring.

***In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended October 2, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income (loss)	Interest and Other	Income Tax Expense (Benefit)	Income (Loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$1,042.7	$336.4	$27.6	$283.6	$(413.1)	$438.3	$49.4	$442.8	$(53.9)	$(0.40)
As a % of reported net sales		32.3%	2.6%	27.2%	(39.6)%	42.0%	4.7%	42.5%	(5.2)%
Effective tax rate								113.9%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		22.3	(1.4)	(28.7)	—	52.4	(0.6)	—	53.0	0.37
Acquisition and integration-related charges and contingent consideration adjustments		—	—	(2.7)	—	2.7	(13.1)	—	15.8	0.12
Unusual litigation		—	—	(8.9)	—	8.9	—	—	8.9	0.07
Impairment charges		—	—	—	(3.5)	3.5	—	—	3.5	0.03
(Gain) loss on divestitures		—	—	—	—	—	(2.1)	—	2.1	0.02
Restructuring charges and other termination benefits		—	—	—	(1.0)	1.0	—	—	1.0	0.01
Net SPA arbitration settlement award		—	—	(22.4)	417.6	(395.2)	—	—	(395.2)	(2.92)
Non-GAAP tax adjustments**		—	—	—	—	—	—	(426.2)	426.2	3.15
Adjusted		$358.7	$26.2	$220.9	$—	$111.6	$33.6	$16.6	$61.4	$0.45
As a % of reported net sales		34.4%	2.5%	21.2%		10.7%	3.2%	1.6%	5.9%
Adjusted effective tax rate								21.3%

			Diluted weighted average shares outstanding (in millions)
			Reported							133.8
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.7
			Adjusted							135.5

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to: (1) removal of $308.6 million tax expense related to the settlement of the Irish Notice of Amended Assessment, (2) removal of $108.0 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) $4.9 million tax benefit related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates and (4) removal of $3.6 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT).
***In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended October 1, 2022
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$3,296.3	$1,072.8	$90.5	$901.5	$32.9	$47.9	$172.7	$(6.6)	$(118.2)	$(0.88)
As a % of reported net sales		32.5%	2.7%	27.3%	1.0%	1.5%	5.2%	(0.2)%	(3.6)%
Effective tax rate								5.3%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		86.8	(1.3)	(91.6)	—	179.7	(1.5)	—	181.2	1.34
Acquisition and integration-related charges and contingent consideration adjustments		10.2	—	(60.9)	—	71.1	(56.0)	—	127.1	0.94
Restructuring charges and other termination benefits		—	—	(1.1)	(32.2)	33.3	—	—	33.3	0.25
Loss on early debt extinguishment		—	—	—	—	—	(8.9)	—	8.9	0.07
Impairment charges		—	—	—	(4.6)	4.6	—	—	4.6	0.03
Unusual litigation		—	—	(3.6)	—	3.6	—	—	3.6	0.03
(Gain) loss on divestitures and investment securities		—	—	—	3.9	(3.9)	(1.9)	—	(2.0)	(0.02)
Non-GAAP tax adjustments**		—	—	—	—	—	—	59.2	(59.2)	(0.44)
Adjusted		$1,169.8	$89.2	$744.3	$—	$336.3	$104.4	$52.6	$179.3	$1.32
As a % of reported net sales		35.5%	2.7%	22.6%		10.2%	3.2%	1.6%	5.4%
Adjusted effective tax rate								22.7%

			Diluted weighted average shares outstanding (in millions)
			Reported							134.4
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.3
			Adjusted							135.7

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to $45.7 million of tax expense related to pre-tax non-GAAP adjustments, and the removal of (1) $17.2 million tax benefit on dispositions of entities, offset by (2) $4.5 million tax expense for non-recurring legal entity restructuring.

***In the period of a net loss, diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)

	Nine Months Ended October 2, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring and Other	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income from continuing operations*	Diluted Earnings per Share*
Reported	$3,033.8	$1,053.8	$91.7	$842.1	$(243.7)	$363.7	$114.9	$411.8	$(163.0)	$(1.22)
As a % of reported net sales		34.7%	3.0%	27.8%	(8.0)%	12.0%	3.8%	13.6%	(5.4)%
Effective tax rate								165.5%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		69.0	(2.5)	(90.0)	—	161.5	(2.3)	—	163.8	1.24
Impairment charges		—	—	—	(162.1)	162.1	—	—	162.1	1.20
Unusual litigation		—	—	(25.2)	—	25.2	—	—	25.2	0.19
Acquisition and integration-related charges and contingent consideration adjustments		1.5	(0.4)	(3.9)	—	5.8	(13.1)	—	18.9	0.14
Indirect RX business support costs**		2.9	0.3	(9.6)	—	12.2	—	—	12.2	0.09
Restructuring charges and other termination benefits		—	—	—	(11.8)	11.8	—	—	11.8	0.09
(Gain) loss on investment securities		—	—	—	—	—	(0.9)	—	0.9	0.01
Separation and reorganization expense		—	—	(0.4)	—	0.4	—	—	0.4	—
(Gain) loss on divestitures		—	—	—	—	—	(2.5)	—	2.5	—
Net SPA arbitration settlement award		—	—	(22.4)	417.6	(395.2)	—	—	(395.2)	(2.93)
Non-GAAP tax adjustments***		—	—	—	—	—	—	(356.1)	356.1	2.64
Adjusted		$1,127.2	$89.1	$690.6	$—	$347.5	$96.1	$55.7	$195.7	$1.45
As a % of reported net sales		37.2%	2.9%	22.8%		11.5%	3.2%	1.8%	6.5%
Adjusted effective tax rate								22.2%

			Diluted weighted average shares outstanding (in millions)
			Reported							133.5
			Effect of dilution as reported amount was a loss, while adjusted amount was income**							1.5
			Adjusted							135.0

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) removal of $308.6 million tax expense related to the settlement of the Irish Notice of Amended Assessment, (2) removal of $48.0 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) removal of $8.9 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT) and (4) removal of $3.3 million tax expense impact on deferred taxes of the UK rate change, offset by (5) $22.1 million tax expense related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates.
****In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Three Months Ended					Three Months Ended
	October 1, 2022					October 2, 2021
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$722.3	$190.3	$16.7	$91.6	$75.2	$694.2	$187.6	$17.9	$76.7	$90.4
As a % of reported net sales		26.3%	2.3%	12.7%	10.4%		27.0%	2.6%	11.0%	13.0%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		7.1	—	(7.4)	14.6	—	5.4	(1.0)	(6.4)	12.7
Acquisition and integration-related charges and contingent consideration adjustments		5.9	—	(1.6)	7.5	—	—	—	—	—
Restructuring charges and other termination benefits		—	—	(0.4)	7.2	—	—	—	—	0.1
Impairment charges		—	—	—	—	—	—	—	—	2.6
Adjusted		$203.3	$16.7	$82.2	$104.4	$694.2	$193.0	$16.9	$70.3	$105.8
As a % of reported net sales		28.2%	2.3%	11.4%	14.5%		27.8%	2.4%	10.1%	15.2%

	Three Months Ended					Three Months Ended
	October 1, 2022					October 2, 2021
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)
Reported	$377.9	$172.6	$13.1	$151.8	$1.3	$348.5	$148.8	$9.7	$133.2	$4.3
As a % of reported net sales		45.7%	3.5%	40.2%	0.3%		42.7%	2.8%	38.2%	1.2%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets		27.4	(0.6)	(25.6)	53.5	—	16.9	(0.4)	(22.3)	39.7
Restructuring charges and other termination benefits		—	—	—	6.4	—	—	—	—	0.6
Acquisition and integration-related charges and contingent consideration adjustments		(2.1)	—	(3.0)	0.9	—	—	—	—	—
Impairment charges		—	—	—	—	—	—	—	—	0.9
Adjusted		$197.9	$12.5	$123.2	$62.1	$348.5	$165.7	$9.3	$110.9	$45.5
As a % of reported net sales		52.4%	3.3%	32.6%	16.4%		47.5%	2.7%	31.8%	13.1%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)

	Nine Months Ended					Nine Months Ended
	October 1, 2022					October 2, 2021
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$2,160.2	$555.0	$51.9	$260.0	$240.0	$1,957.0	$569.5	$57.3	$233.2	$113.9
As a % of reported net sales		25.7%	2.4%	12.0%	11.1%		29.1%	2.9%	11.9%	5.8%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		18.6	—	(22.1)	40.6	—	17.7	(1.1)	(19.6)	38.3
Acquisition and integration-related charges and contingent consideration adjustments		10.7	—	(1.6)	12.5	—	1.5	(0.4)	(1.2)	3.1
Restructuring charges and other termination benefits		—	—	(0.4)	7.3	—	—	—	—	3.9
Indirect RX business support costs*		—	—	—	—	—	2.9	0.3	—	2.8
Impairment charges		—	—	—	—	—	—	—	—	161.2
(Gain) loss on divestitures		—	—	—	(3.9)	—	—	—	—	—
Adjusted		$584.3	$51.9	$235.9	$296.5	$1,957.0	$591.6	$56.1	$212.4	$323.2
As a % of reported net sales		27.0%	2.4%	10.9%	13.7%		30.2%	2.9%	10.9%	16.5%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

	Nine Months Ended					Nine Months Ended
	October 1, 2022					October 2, 2021
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,136.1	$517.8	$38.6	$452.1	$19.0	$1,076.8	$484.3	$34.4	$420.8	$23.1
As a % of reported net sales		45.6%	3.4%	39.8%	1.7%		45.0%	3.2%	40.1%	2.1%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets		68.2	(1.3)	(69.4)	139.0	—	51.3	(1.3)	(70.7)	123.2
Restructuring charges and other termination benefits		—	—	—	8.1	—	—	—	—	5.2
Acquisition and integration-related charges and contingent consideration adjustments		(0.5)	—	(3.4)	2.8	—	—	—	—	—
Impairment charges		—	—	—	—	—	—	—	—	0.9
Adjusted		$585.5	$37.3	$379.3	$168.9	$1,076.8	$535.6	$33.1	$350.1	$152.4
As a % of reported net sales		51.5%	3.3%	33.4%	14.9%		49.7%	3.1%	32.5%	14.2%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2022	October 2, 2021	Total Change	October 1, 2022	October 2, 2021	Total Change
Net Sales
Consolidated Continuing Operations	$1,100.2	$1,042.7	5.5%	$3,296.3	$3,033.8	8.7%
Less: Currency impact(1)	(70.3)	—	6.8%	(161.9)	—	5.3%
Constant currency Consolidated Continuing Operations net sales	$1,170.5	$1,042.7	12.3%	$3,458.2	$3,033.8	14.0%

	Three Months Ended	Nine Months Ended
	October 1, 2022	October 1, 2022
Net Sales
HRA Pharma sales	$70.9	$128.6
Less: Currency impact(1)	10.1	17.0
Constant currency HRA Pharma net sales	$81.0	$145.6

	Three Months Ended			Nine Months Ended
	October 1, 2022	October 2, 2021	Total Change	October 1, 2022	October 2, 2021	Total Change
Net Sales
Consolidated Continuing Operations	$1,100.2	$1,042.7	5.5%	$3,296.3	$3,033.8	8.7%
Less: Currency impact(4)	(70.3)	—	6.7%	(161.9)	—	5.3%
Less: Divestitures(2)	—	31.0	3.4%	—	60.6	2.3%
Less: Acquisitions(3)	81.0	—	(7.9)%	145.5	—	(4.9)%
Organic Consolidated Continuing Operations net sales	$1,089.5	$1,011.7	7.7%	$3,312.7	$2,973.2	11.4%

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) represents divestiture of Latin American businesses and ScarAway®.
(3) represents acquisition of HRA Pharma.
(4) Currency impact for purposes of Organic Net Sales is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed, based on our consolidated continuing operations excluding divestitures and acquisitions since January 1, 2021.

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	October 1, 2022	October 2, 2021	Total Change
Net Sales
CSCA	$722.3	$694.2	4.0%
Less: Divestitures(2)	—	31.0	4.9%
Less: Acquisitions(3)	10.4	—	(1.6)%
Organic Consolidated Continuing Operations net sales	$711.9	$663.2	7.3%

	Three Months Ended
	October 1, 2022	October 2, 2021	Total Change
Net Sales
CSCI	$377.9	$348.5	8.4%
Less: Currency impact(1)	(70.3)	—	20.2%
Constant currency Consolidated Continuing Operations net sales	448.2	348.5	28.6%

	Three Months Ended
	October 1, 2022	October 2, 2021	Total Change
Net Sales
CSCI	$377.9	$348.5	8.4%
Less: Currency impact(4)	(70.3)	—	20.2%
Less: Acquisitions(3)	70.7	—	(20.3)%
Organic Consolidated Continuing Operations net sales	$377.5	$348.5	8.3%

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.
(2) represents divestitures of Latin American businesses and ScarAway®.
(3) represents acquisition of HRA Pharma.
(4) Currency impact for purposes of Organic Net Sales is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed, based on our consolidated continuing operations excluding divestitures and acquisitions since January 1, 2021.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Constant Currency Change (1)
	October 1, 2022	October 2, 2021	Total Change	Currency Impact (1)
CSCI Net Sales
Skin Care	$132.4	$114.2	15.9%	21.3%	37.2%
Upper Respiratory	63.2	52.3	20.8%	23.0%	43.8%
Pain and Sleep-Aids	29.0	33.7	(13.9)%	16.3%	2.4%
VMS	45.9	54.6	(15.9)%	15.7%	(0.2)%
Healthy Lifestyle	25.0	37.1	(32.6)%	12.7%	(19.9)%
Women's Health	29.9	13.4	123.1%	40.3%	163.4%
Digestive health, Oral Care and other	52.5	43.2	21.5%	22.7%	44.2%
Total CSCI Net Sales	$377.9	$348.5	8.4%	20.2%	28.6%
Global product category reporting was updated in the second quarter of 2022 and results were adjusted retrospectively to reflect the changes.
(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Nine Months Ended
	October 1, 2022	October 2, 2021	Total Change		October 1, 2022	October 2, 2021	Total Change
Consolidated Continuing Operations
Adjusted gross profit	$401.2	$358.7	$42.5	11.8%	$1,169.8	$1,127.2	$42.6	3.8%
Adjusted gross margin	36.5%	34.4%		210 bps	35.5%	37.2%		(170) bps
Adjusted operating income	$133.0	$111.6	$21.4	19.2%	$336.3	$347.5	$(11.2)	(3.3)%
Adjusted net income	$75.6	$61.4	$14.2	23.1%	$179.3	$195.7	$(16.4)	(8.4)%
Adjusted EPS	$0.56	$0.45	$0.11	24.4%	$1.32	$1.45	$(0.13)	(9.0)%

CSCI
Adjusted operating income	$62.1	$45.5	$16.6	36.5%	$168.9	$152.4	$16.5	10.8%

	Three Months Ended
	October 1, 2022	July 2, 2022	Total Change
Consolidated Continuing Operations
Adjusted gross margin	36.5%	36.5%	— bps

TABLE VI
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
CONSOLIDATED AND SELECTED SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	October 1, 2022	October 2, 2021	Total Change	October 1, 2022	October 2, 2021	Total Change
Consolidated Continuing Operations
Adjusted operating income	$133.0	$111.6		$336.3	$347.5
Currency impact(1)	$14.5	$—		$31.7	$—
Constant currency adjusted operating income	$147.5	$111.6	32.2%	$368.0	$347.5	5.9%

CSCI
Adjusted operating income	$62.1	$45.5
Currency impact(1)	$13.7	$—
Constant currency adjusted operating income	$75.8	$45.5	66.8%

Consolidated Continuing Operations
Adjusted EPS	$0.56	$0.45		$1.32	$1.45
Currency impact(1)	$0.09	$—		$0.18	$—
Constant currency EPS	$0.65	$0.45	44.4%	$1.50	$1.45	3.4%

(1) Currency impact is calculated using the exchange rates used to translate our financial statements in the comparable prior year period to show what current period US dollar results would have been if such currency exchange rates had not changed.